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                                                                EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                           CAP ROCK ENERGY CORPORATION

         I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE ONE
                                      NAME

         The name of the corporation is Cap Rock Energy Corporation.

                                   ARTICLE TWO
                                    DURATION

         The period of duration of the corporation is perpetual.

                                  ARTICLE THREE
                                    PURPOSES

         The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR
                                     CAPITAL

         The aggregate number of shares of capital stock that the corporation shall have authority to issue is 50,000,000. All of such shares shall be of the par value of one cent($.01) per share, shall be of the same class, and shall be designated as "Common Stock."


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                                  ARTICLE FIVE
                            COMMENCEMENT OF BUSINESS

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE SIX
                           DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have, as a shareholder of the corporation, any preemptive right to acquire, purchase, or subscribe for the purchase of any unissued or treasury shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities of the corporation convertible into or exchangeable for, or carrying or accompanied by any rights to acquire, purchase, or subscribe for the purchase of, any such unissued or treasury shares.

                                  ARTICLE SEVEN
                           DENIAL OF CUMULATIVE VOTING

         Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.

                                  ARTICLE EIGHT
                               VOTING LIMITATIONS

         No person or entity will be permitted to vote in any election more than five percent (5%) of all outstanding stock in the corporation regardless of the number of shares of stock in the corporation that is owned or controlled by that person and/or entity.

                                  ARTICLE NINE
                                 INDEMNIFICATION

         The corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b)while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the Texas Business Corporation Act,


ARTICLES OF INCORPORATION - PAGE 2


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as the same exists or may hereafter be amended.

         Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

         The corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

                                   ARTICLE TEN
                               LIMITS OF LIABILITY

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Eleven does not eliminate or limit the liability of a director to the extent the director is found liable for:

         (a) a breach of a director's duty of loyalty to the corporation or its shareholders;

         (b) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;


ARTICLES OF INCORPORATION - PAGE 3


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         (c)      a transaction from which a director received an improper
                  benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

         (d) an act or omission for which the liability of a director is expressly provided by an applicable statute.

         Neither the amendment nor repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal, or adoption of any inconsistent provision. If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act or any successor act thereto is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act, or any successor act thereto, as so amended from time to time.

                                 ARTICLE ELEVEN
                       INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the corporation is 500 West Wall, Suite 400, Midland, Texas 79701, and the name of its initial registered agent at such address is David W. Pruitt.

                                 ARTICLE TWELVE
                                    DIRECTORS

         The initial Board of Directors shall consist of eight (8). The names and addresses of the persons who are to serve as the initial directors of the corporation until the first annual meeting of the shareholders or until their successor or successors are duly elected and qualified are as follows:

         NAME                          ADDRESS

         Russell Jones                 2400 South County Road 1119
                                       Midland, TX 79706

         S. D. Buchanan                Route 1, Box 439
                                       Big Spring, TX 79720


ARTICLES OF INCORPORATION - PAGE 4


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         Alfred J. Schwartz            2765 FM 3093
                                       Garden City, TX 79739

         Jerry Hoelscher               HC-34 Box 118
                                       Midland, TX 79706

         Newell Tate                   P.O. Box 71
                                       Tarzan, TX 79783

         Robert Holman                 5750 CR 428
                                       Colorado City, TX 79512

         Jerry Swindell                P.O. Box 115
                                       Celeste, TX 75423

         David W. Pruitt               5001 Los Alamitos
                                       Midland, TX 79705


                                ARTICLE THIRTEEN
                                  INCORPORATOR

         The name and address of the incorporator are Ronald W. Lyon, 4520 Texoma Parkway, Suite L-1, Sherman, Texas 75090.

         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of December, 1998.

                                            ------------------------------------
                                            Ronald W. Lyon, Incorporator


ARTICLES OF INCORPORATION - PAGE 5


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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           CAP ROCK ENERGY CORPORATION

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which amends Article Four thereof to provide limits on the voting rights with respect to the shares of authorized capital stock of the corporation.

                                    ARTICLE I

         The name of the corporation is Cap Rock Energy Corporation.

                                   ARTICLE II

         Article Four of the Articles of Incorporation of the corporation is hereby amended and restated to read as follows:

                                  ARTICLE FOUR

                                     Capital

         The aggregate number of shares of capital stock that the corporation shall have authority to issue is 50,000,000. All such shares shall (i) be designated as "Common Stock"; (ii) be of the par value of one cent ($.01) per share; (iii) be of the same class; (iv) entitle the record holder thereof to one vote per share, with the exception that the voting rights with respect to each share of Common Stock of the corporation held by a shareholder (including any "affiliate" of a shareholder) in excess of ten percent (10%) of the outstanding Common Stock of the corporation shall be limited to one-one hundredth (1/100th) per share; and (v) have all of the other rights, privileges and limitations provided to shares of Common Stock of a corporation under the Texas Business Corporation Act, as amended


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from time to time. As used herein, (a) the term "Affiliate", as it relates to a shareholder, shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the shareholder; (b) the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another person, whether through the ownership of voting securities, by contract or otherwise; and (c) for purposes of this Article Four, ownership, direct or indirect, of ten percent (10%) of more of the voting securities, partnership interests, or other voting interests in another person shall be deemed to constitute control of such person.

                                   ARTICLE III

         The amendment to the Articles of Incorporation of the corporation set forth above was adopted by the sole shareholder of the corporation on February 21, 2000, but is effective as of January 1, 1999.

                                   ARTICLE IV

         The number of shares of the corporation outstanding at the time of the adoption of the amendment to the Articles of Incorporation of the corporation set forth above was 1,000, and the number of shares entitled to vote on the amendment was 1,000.

                                    ARTICLE V

         The holder of all of the shares outstanding and entitled to vote on the amendment to the Articles of Incorporation of the corporation set forth above has signed a written consent adopting the amendment.

                                   ARTICLE VI

         The amendment to the Articles of Incorporation of the corporation set forth above does not effect a change in the amount of stated capital of the corporation.

                                            CAP ROCK ENERGY CORPORATION

                                            ------------------------------------
                                            David W. Pruitt, President

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           CAP ROCK ENERGY CORPORATION

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which amends Article Four thereof to provide limits on the voting rights with respect to the shares of authorized capital stock of the corporation.

                                    ARTICLE I

         The name of the corporation is Cap Rock Energy Corporation.

                                   ARTICLE II

         Article Four of the Articles of Incorporation of the corporation is hereby amended and restated to read as follows:

                                  ARTICLE FOUR

                                     Capital

         The aggregate number of shares of capital stock that the corporation shall have authority to issue is 50,000,000. All such shares shall (i) be designated as "Common Stock"; (ii) be of the par value of one cent ($.01) per share; (iii) be of the same class; (iv) entitle the record holder thereof to one vote per share, with the exception that the voting rights with respect to each share of Common Stock of the corporation held by a shareholder (including any "Affiliate" of a shareholder) in excess of five percent (5%) of the outstanding Common Stock of the corporation shall be limited to one-one hundredth (1/100th) per share; and (v) have all of the other rights, privileges and limitations provided to shares of Common Stock of a corporation under the Texas Business Corporation Act, as amended from time to time. As used herein, (a) the term "Affiliate", as it relates to a shareholder, shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the shareholder; (b) the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another person, whether through the ownership of voting securities, by contract or otherwise; and (c) for purposes of this Article
Four, ownership, direct or indirect, of five percent (5%) of more of the voting securities, partnership interests, or other voting interests in another person shall be deemed to constitute control of such person.

                                   ARTICLE III

         The amendment to the Articles of Incorporation of the corporation set forth above was adopted by the sole shareholder of the corporation on February 8, 2001, but is effective as of January 1, 1999.

                                   ARTICLE IV

         The number of shares of the corporation outstanding at the time of the adoption of the amendment to the Articles of Incorporation of the corporation set forth above was 1,000, and the number of shares entitled to vote on the amendment was 1,000.

                                    ARTICLE V

         The holder of all of the shares outstanding and entitled to vote on the amendment to the Articles of Incorporation of the corporation set forth above has signed a written consent adopting the amendment.

                                   ARTICLE VI

         The amendment to the Articles of Incorporation of the corporation set forth above does not effect a change in the amount of stated capital of the corporation.

                                            CAP ROCK ENERGY CORPORATION

                                            ------------------------------------
                                            David W. Pruitt, President